Exhibit 99.1

May 7, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: byNordic Acquisition Corporation

Commission File Number 001-41273

Commissioners:

We have read the statements made by byNordic Acquisition Corporation under Item 4.01 of its Form 8-K dated May 7, 2025. We agree with the statements concerning our Firm in such Form 8-K. We are not in a position to agree or disagree with other statements of byNordic Acquisition Corporation contained therein.

Very truly yours,

/s/ Marcum llp

New York, NY